EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, U.S.C.

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Barry Yantis, Chief Executive Officer, President and Treasurer of Chase General Corporation (the “Company”), certify pursuant to Section 1350, Chapter 63 of Title 18 U.S.C. as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Annual Report on Form 10-KSB of the Company for the year ended June 30, 2005 (The “Report”) fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2005

/s/ Barry M. Yantis
Barry M. Yantis
Chairman of the Board, Chief Executive Officer,
President and Treasurer

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